UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 1, 2012

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26906	22-3388607
(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

On June 4, 2012, Asta Funding, Inc, Inc. (the “Company”) issued a press release announcing that it has repurchased 1,000,000 shares (the “Shares”) of its common stock from Peters MacGregor Capital Management Pty. Ltd of Australia (“Peters MacGregor”) at a price of $9.40 per share, for an aggregate purchase price of US $9,400,000. The Company repurchased the Shares using cash on hand. Prior to the repurchase, Peters MacGregor owned 1,876,753 shares of common stock, or approximately 12.8% of the Company. After the repurchase, Peters MacGregor owns 876,753, or approximately 6% of the Company.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated June 4, 2012, announcing privately negotiated share repurchase

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: June 4, 2012	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer